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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Dave Parker, (812) 491-4135, d.parker@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

Nov. 2, 2017

Vectren Corporation Reports Third Quarter 2017 Results
Affirms 2017 Guidance
Increases Dividend 58th Consecutive Year

Evansville, Ind. - Vectren Corporation (NYSE:VVC) today reported third quarter 2017 net income of $61.9 million, or $0.75 per share, compared to net income of $61.4 million, or $0.74 per share, in the third quarter of 2016. For the nine months ended September 30, 2017, net income was $154.8 million, or $1.87 per share, compared to $142.0 million, or $1.71 per share for the nine months ended September 30, 2016.

Highlights of results; 7.1 percent dividend increase

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Utility Group earnings were $30.8 million, or $0.37 per share, in the third quarter of 2017, compared to $34.9 million, or $0.42 per share, in 2016. For the year-to-date period, net income for the Utility Group was $122.2 million, or $1.47 per share, compared to earnings of $122.3 million, or $1.48 per share in 2016. Utility Group results for the quarter and year-to-date reflect continued investment in the gas infrastructure programs in both Indiana and Ohio. Results also reflect the expected decrease in usage of a large electric customer that completed its transition to a co-generation facility and lower electric margins as cooling degree days in 2017 were lower compared to 2016.

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Nonutility Group earnings were $31.3 million, or $0.38 per share, in the third quarter of 2017, compared to $24.3 million, or $0.29 per share, in the third quarter of 2016. For the year-to-date period, nonutility results were earnings of $33.0 million, or $0.40 per share, compared to $18.2 million, or $0.22 per share, in 2016. Results improved in both the quarter and year-to-date periods due to strong performance at Infrastructure Services, reflecting large pipeline projects in 2017 as compared to 2016.

"Utility Group results continue on track, largely driven by our continued investment in gas infrastructure programs,” said Carl Chapman, Vectren’s chairman, president and CEO. “Infrastructure Services has also performed very well this year with record third quarter and year-to-date revenues, driven largely by our large Ohio transmission and other pipeline projects that are nearing completion and the continued demand for distribution services.”

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“Separately today, we reported that our Board of Directors approved a quarterly dividend of $0.45 per share, a 7.1 percent increase,” said Chapman. “This action continues our stretch of increases to an enviable 58 consecutive years. This announcement is certainly a reflection of our confidence in the growth plan that we detailed earlier in 2017.”

2017 earnings guidance affirmed

The company affirms its 2017 consolidated earnings guidance range of $2.55 to $2.65 per share. The 2017 consolidated earnings guidance expectation includes Utility Group earnings within a range of $2.10 to $2.15 per share and the Nonutility Group/Corporate and Other earnings within a range of $0.45 to $0.50 per share.

Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in 2017 earnings significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under "Forward-Looking Statements".

Utility Group discussion

The Utility Group consists of the company’s regulated utility operations and other operations that provide information technology and other support services to those regulated operations. The company segregates its regulated utility operations between a Gas Utility Services operating segment and an Electric Utility Services operating segment. The Utility Group also earns a return on shared assets, such as customer billing systems and certain facilities, used by the company’s utility operations.

For the three months ended September 30, 2017, Utility Group earnings were $30.8 million, compared to $34.9 million in 2016. For the nine months ended September 30, 2017, the Utility Group earned $122.2 million, compared to $122.3 million in 2016. Both the quarter and year-to-date periods reflect increases in gas utility margin from returns on the Indiana and Ohio infrastructure replacement programs and increased gas large customer margin, offset by the expected reduction in electric large customer usage as a customer completed its transition to a co-generation facility, lower electric margins as cooling degree days in 2017 were lower when compared to 2016, and higher performance-based compensation expense primarily driven by an increase in the company's stock price.

Gas Utility Services: provides natural gas distribution and transportation services to nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area.

The Gas Utility Services operating segment earned $1.0 million during the third quarter of 2017, compared to $0.9 million in the third quarter of 2016. For the nine months ended September 30, 2017, Gas Utility Services earned $55.8 million, compared to earnings of $46.0 million in 2016. The improved earnings in both periods reflect increased returns on the Indiana and Ohio infrastructure replacement programs, large customer margin, reduced somewhat by higher performance-based compensation expense and the impacts of warmer weather resulting in lower usage by small commercial customers in Ohio. Through rate design, the margin from residential gas customers in both Indiana and Ohio and commercial customers in Indiana is largely unaffected by weather.

Following is more detailed information related to the earnings from Gas Utility Services. Identified items are presented after the impact of income taxes.

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(millions)	Quarter End	Year-to-Date
2016 Gas Utility Earnings	$0.9	$46.0

Gas Infrastructure replacement programs	2.8	9.1
Weather impact on customer usage	0.1	(0.7)
Large customer margin	0.7	3.0
Performance-based compensation	(2.0)	(2.2)
All other	(1.5)	0.6
	0.1	9.8

2017 Gas Utility Earnings	$1.0	$55.8

Electric Utility Services: provides electric transmission and distribution services to southwestern Indiana and includes its power generating and wholesale power operations.

The Electric Utility Services operating segment earned $27.2 million in the third quarter of 2017, compared to $31.3 million in the third quarter of 2016. Electric Utility Services earned $56.8 million year-to-date in 2017, compared to earnings of $67.0 million for the nine months ended September 30, 2016. Earnings in both periods reflect the expected decrease in large customer margin as a customer completed its transition to a co-generation facility, resulting in lower usage of approximately 150 GWh in the quarter and 490 GWh in the year-to-date period. Electric results, which are not protected by weather normalizing mechanisms, reflect a $2.7 million decrease in the quarter and a $3.8 million decrease in the year-to-date period. In the third quarter, weather was near normal, but unfavorable to 2016, which had higher cooling degree days than normal. Including the warmer first quarter of 2017 as compared to last year, results were unfavorably impacted by weather in an amount estimated at $3.8 million year-over-year. In addition, results were unfavorable in the quarter and year-to-date periods due to an increase in performance-based compensation expense from the higher Vectren stock price, which was more than offset by reductions in other operating costs.

Following is more detailed information related to the earnings from Electric Utility Services. Identified items are presented after the impact of income taxes.

(millions)	Quarter End	Year-to-Date
2016 Electric Utility Earnings	$31.3	$67.0

Weather impact on small customer usage	(2.7)	(3.8)
Large customer usage	(2.5)	(7.1)
Performance-based compensation	(1.2)	(1.2)
All other	2.3	1.9
	(4.1)	(10.2)

2017 Electric Utility Earnings	$27.2	$56.8

Other Operations

The Utility Group also earns a return on shared assets through currently approved rates as if portions of the assets were in the rate base of each utility. Such shared assets include customer billing systems and certain facilities, as examples. In the third quarter of 2017, earnings from these operations were $2.6 million compared to $2.7 million in the third quarter of 2016. In the nine months ended September 30, 2017, earnings from these operations were $9.6 million compared to $9.3 million in 2016.

Nonutility Group discussion

Results reported by business group are after tax and net of corporate expenses allocated to the Nonutility Group.

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In the third quarter of 2017, Nonutility Group results were earnings of $31.3 million, compared to earnings of $24.3 million in 2016. For the nine months ended September 30, 2017, the Nonutility Group reported earnings of $33.0 million, compared to $18.2 million in 2016.

Infrastructure Services: provides underground pipeline construction and repair services through wholly owned subsidiaries Miller Pipeline, LLC and Minnesota Limited, LLC.

Results from Infrastructure Services’ operations for the third quarter of 2017, were earnings of $26.6 million, compared to $18.2 million in the third quarter of 2016. During the nine months ended September 30, 2017, results were $28.6 million, compared to $9.8 million in 2016. Total Infrastructure Services revenues in the third quarter of 2017 were a record $339.9 million compared to revenues of $263.8 million in the third quarter of 2016, driven largely by the Ohio pipeline project. Year-to-date, 2017 revenues totaled $764.7 million, compared to $565.6 million for the year-to-date period in 2016. At September 30, 2017, Infrastructure Services had an estimated backlog of blanket contracts of $530 million and bid contracts of $225 million, for a total backlog of $755 million. This compares to an estimated backlog at September 30, 2016 of $635 million.

The distribution portion of the business is performing well as gas utilities across the country continue to make significant investments in their infrastructure systems. Along with strong customer demand for construction services from gas utilities, the warm and dry weather in the first nine months of the year resulted in record year-to-date earnings and revenues for this portion of the business.

Results for the transmission portion of the business have significantly improved for the quarter and year-to-date periods and were driven by the continued execution of work related to the large transmission project in Ohio as well as other pipeline projects. Both 2016 and year-to-date 2017 results reflect strong performance from large pipeline projects. Though the timing and recurrence of these large projects is less predictable, they demonstrate expertise in this area and provide strong revenues. Infrastructure Services’ is positioned well to do this work, but our focus remains on the more recurrent integrity, station, and maintenance work. While the focus remains on the recurring work, including shorter pipeline projects, opportunities for large transmission pipeline construction projects will continue to be pursued. The fundamental business model related to the long cycle of integrity, station, and maintenance work in the transmission sector remains unchanged. Demand remains high due to aging infrastructure and evolving safety and reliability regulations.

Energy Services: provides energy performance contracting and sustainable infrastructure, such as renewables, distributed generation, and combined heat and power projects through its wholly owned subsidiary Energy Systems Group, LLC (ESG).

Results from Energy Services’ operations for the third quarter of 2017 were earnings of $4.9 million, compared to earnings of $6.2 million in 2016. During the nine months ended September 30, 2017, earnings were $4.9 million, compared to earnings of $8.7 million in 2016. The lower results are primarily driven by earnings in 2016 of $1.3 million in the quarter and $2.7 million in the year-to-date period from Section 179D, which allowed for federal tax deductions related to achieved energy efficiency savings. Section 179D expired on December 31, 2016. In addition, increased operating costs related to growth in the sales and development functions also contributed to the lower 2017 results. Energy Services had year-to-date revenues of $193.2 million in 2017, compared to revenues of $191.8 million for the year-to-date period in 2016.

At September 30, 2017, the backlog of signed fixed price contracts was $179 million compared to $182 million at September 30, 2016. The sales funnel continues to grow, now at a record $473 million, reflective of strong demand for Energy Services’ work. The company's long-term view of the performance contracting and sustainable infrastructure opportunities remains strong with continued national focus expected on energy efficiency and sustainability, renewable energy, and security as power prices across the country rise and customer focus on new, efficient, clean sources of energy grows.

Please SEE ATTACHED unaudited schedules for additional financial information

Live Webcast on Nov. 3, 2017
Vectren’s financial analyst call will be at 2:00 p.m. (ET), November 3, 2017, at which time management will discuss third quarter 2017 financial results and 2017 earnings guidance. To participate in the call, analysts are asked to dial 1-844-825-9787 10 minutes prior to the start time and refer to the “Vectren Corporation 2017 Third Quarter Earnings Call”. All interested parties may

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listen to the live webcast accompanied by a slide presentation, which will be available on Vectren’s Investor Relations homepage, investors.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and about 20 percent of Ohio, primarily in the west-central area. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. through Infrastructure Services and Energy Services. To learn more about Vectren, visit www.vectren.com.

Forward-Looking Information

A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995).  The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement.  Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements.  Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management.  When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements.  In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

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Factors affecting utility operations such as unfavorable or unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

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New or proposed legislation, litigation and government regulation or other actions, such as changes in, rescission of or additions to tax laws or rates, pipeline safety regulation and environmental laws and regulations, including laws governing air emissions, carbon, waste water discharges and the handling and disposal of coal combustion residuals that could impact the continued operation, and/or cost recovery of generation plant costs and related assets. Compliance with respect to these regulations could substantially change the operation and nature of the company’s utility operations.

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Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences could adversely affect the company's facilities, operations, financial condition, results of operations, and reputation.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

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Regulatory factors such as uncertainty surrounding the composition of state regulatory commissions, adverse regulatory changes, unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, interpretation of regulatory-related legislation by the IURC and/or PUCO and appellate courts that review decisions issued by the agencies, and the frequency and timing of rate increases.

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Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation, commodity prices, and monetary fluctuations.

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Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, and other nonutility products and services; economic impacts of changes in business

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strategy on both gas and electric large customers; lower residential and commercial customer counts; variance from normal population growth and changes in customer mix; higher operating expenses; and reductions in the value of investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•	Volatile oil prices and the potential impact on customer consumption and price of other fuel commodities.

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Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

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The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s Infrastructure Services, Energy Services, and remaining ProLiance Holdings assets.

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Factors affecting Infrastructure Services, including the level of success in bidding contracts; fluctuations in volume and mix of contracted work; mix of projects received under blanket contracts; unanticipated cost increases in completion of the contracted work; funding requirements associated with multiemployer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions, including changes in the market prices of oil and natural gas that would affect the demand for infrastructure construction.

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Factors affecting Energy Services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; risks associated with projects owned or operated; failure to appropriately design, construct, or operate projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; changes in the timing of being awarded projects; credit worthiness of customers; lower energy prices negatively impacting the economics of performance contracting business; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

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Risks associated with material business transactions such as acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

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Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with federal and state laws and interpretations of these laws.

The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.